Exhibit 5.1

HUNTON ANDREWS KURTH LLP 200 PARK AVENUE NEW YORK, NY 10166-0005 TEL 212 • 309 • 1000 FAX 212 • 309 • 1100

August 27, 2021

Pacific Gas and Electric Company

PG&E Recovery Funding LLC

77 Beale Street

P.O. Box 770000

San Francisco, California 94177

Re:	Pacific Gas and Electric Company

PG&E Recovery Funding LLC

Registration Statement on Form SF-1

Ladies and Gentlemen:

We have acted as counsel to Pacific Gas and Electric Company, a California corporation (“PG&E”), and PG&E Recovery Funding LLC, a Delaware limited liability company (the “Company”), in connection with the preparation of the Registration Statement filed on Form SF-1 (Registration Nos. 333-256944 and 333-256944-01) filed on June 9, 2021 and as amended by Amendment No. 1 thereto filed on July 23, 2021 and as further amended by Amendment No. 2 thereto filed on August 27, 2021 (collectively, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance of $800,000,000 of Senior Secured Recovery Bonds, Series 2021-A (the “Bonds”) of the Company to be offered in such manner as described in the form of the prospectus (the “Prospectus”) included as part of the Registration Statement. The Bonds are to be issued under an Indenture (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, National Association, a national banking association, as indenture trustee (the “Indenture Trustee”), as supplemented by a Series Supplement (the “Series Supplement” and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee, the form of each of which has been filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Bonds. In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, and the form of Indenture. We have also examined

ATLANTA  AUSTIN  BANGKOK  BEIJING  BOSTON  BRUSSELS  CHARLOTTE   DALLAS  DUBAI  HOUSTON  LONDON

LOS ANGELES  MIAMI  NEW YORK  NORFOLK  RICHMOND  SAN FRANCISCO  THE WOODLANDS  TOKYO  TYSONS  WASHINGTON, DC

www.HuntonAK.com

August 27, 2021

originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In delivering the opinions expressed below, we have relied without independent verification, as to factual matters, on certifications and other written or oral statements of governmental and other public officials and of officers and representatives of the Company, PG&E, the underwriters of the Bonds and the Indenture Trustee.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

1. The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware;

2. The Company has limited liability company power and authority to execute and deliver the Indenture, to authorize and issue the Bonds and to perform its obligations under the Indenture and the Bonds; and

3. The Bonds will be validly issued and binding obligations of the Company when (i) the Registration Statement, as finally amended (including any post-effective amendments), shall have become effective under the Securities Act; (ii) the member or managers of the Company have taken all necessary limited liability company action to approve the issuance and establish the terms of the Bonds, the terms of the offering of the Bonds and related matters; (iii) the Indenture (including any necessary supplemental indentures) shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Indenture Trustee; and (iv) the Bonds shall have been duly executed and authenticated in accordance with the provisions of the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor..

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

We express no opinion herein as to the law of any jurisdiction other than the law of the State of New York and the Limited Liability Company Act of the State of Delaware.

August 27, 2021

We hereby consent to (i) the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement and (ii) the posting of a copy of this opinion letter to an internet website required under Rule 17g-5 under the Securities Exchange Act of 1934 and maintained by PG&E for the purpose of complying with such rule. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ HUNTON ANDREWS KURTH LLP